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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JULY 1999
DISTRIBUTION DATE: 8/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                            Per $1,000 of Original
                                                                                                 Class A/Class B
                                                                                                Certificate Amount
                                                                                              ----------------------
    (i)  Principal Distribution
           Class A Amount                                                   $14,552,153.51          $22.148742
           Class B Amount                                                      $685,703.59          $22.148742

   (ii)  Interest Distribution
           Class A Amount                                                    $1,178,859.66          $1.794254
           Class B Amount                                                       $55,548.36          $1.794254

  (iii)  Monthly Servicing Fee                                                 $204,034.38          $0.296571
           Monthly Supplemental Servicing Fee                                        $0.00          $0.000000
           Class A Percentage of the Servicing Fee                             $194,852.83          $0.296571
           Class A Percentage of the Supplemental Servicing Fee                      $0.00          $0.000000
           Class B Percentage of the Servicing Fee                               $9,181.55          $0.296571
           Class B Percentage of the Supplemental Servicing Fee                      $0.00

   (iv)  Class A Principal Balance (end of Collection Period)              $219,271,250.99
         Class A Pool Factor (end of Collection Period)                         33.373634%
         Class B Principal Balance (end of Collection Period)               $10,332,153.51
         Class B Pool Factor (end of Collection Period)                         33.373634%

    (v)  Pool Balance (end of Collection Period)                           $229,603,404.50

   (vi)  Class A Interest Carryover Shortfall                                        $0.00
         Class A Principal Carryover Shortfall                                       $0.00
         Class B Interest Carryover Shortfall                                        $0.00
         Class B Principal Carryover Shortfall                                       $0.00

  (vii)  Amount Otherwise Distributable to the Seller that is
         Distributed to Either the Class A or Class B Certificateholders             $0.00          $0.000000


 (viii)  Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                    $6,879,784.34
           Class B Amount                                                            $0.00

   (ix)  Aggregate Purchase Amount of Receivables repurchased by
         the Seller or the Servicer                                                  $0.00


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